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                                                                      Exhibit 11

                   RALLY'S HAMBURGERS, INC. AND SUBSIDIARIES
                       CALCULATIONS OF EARNINGS PER SHARE
                                  (Unaudited)

                    (In thousands, except per share amounts)



                                                            Quarter Ended                             Six Months Ended
                                                     ----------------------------               ----------------------------
                                                     July 2,              June 30,              July 2,              June 30,
                                                       1995                 1996                  1995                 1996
                                                     -------              --------              -------              -------
 Net income (loss)                                   $(1,244)             $   111               $(4,753)             $   949
                                                     =======              =======               =======              =======
 Average shares of common stock and common
   stock equivalents outstanding:

   Average common shares outstanding                  15,589               15,678                15,600               15,674
   Common stock equivalents - dilutive
     options                                             -                    256                   -                    128
                                                     -------              -------               -------              -------

 Average shares of common stock and common
   stock equivalents outstanding                      15,589               15,934                15,600               15,802
                                                     =======              =======               =======              =======

 Earnings (loss) per share:
   Earnings (loss) before extraordinary
     item                                            $  (.08)             $   .01               $  (.30)             $  (.23)
   Extraordinary item                                    -                   -                     -                     .29
                                                     -------              -------               -------              -------
   Earnings (loss) per share                         $  (.08)             $   .01               $  (.30)             $   .06
                                                     =======              =======               =======              =======





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